Exhibit 99.1

Joint Filer Information

Name of Joint Filer:	FAST Sponsor, LLC

Address of Joint Filer:	c/o FAST Acquisition Corp.
3 Minetta Street
New York, New York 10012

Relationship of Joint Filer to Issuer:	10% Owner

Issuer Name and Ticker or Trading Symbol:	FAST Acquisition Corp. [FST]

Date of Event Requiring Statement:
(Month/Day/Year):	08/20/2020

Name of Joint Filer:	William D. Jacob

Address of Joint Filer:	c/o FAST Acquisition Corp.
3 Minetta Street
New York, New York 10012

Relationship of Joint Filer to Issuer:	Co-Chief Executive Officer
Director
10% Owner

Issuer Name and Ticker or Trading Symbol:	FAST Acquisition Corp. [FST]

Date of Event Requiring Statement:
(Month/Day/Year):	08/20/2020